Exhibit 10.31

100% QUOTA SHARE REINSURANCE AGREEMENT

THIS 100% QUOTA SHARE REINSURANCE AGREEMENT (this “Agreement”) is entered into on October 31, 2007, by and between MGA Insurance Company, Inc., a stock property and casualty insurance company domiciled in the State of Texas (the “Reinsurer”), and General Agents Insurance Company of America, Inc., a stock property and casualty insurance company domiciled in the State of Oklahoma (the “Company”). The Reinsurer and the Company are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, GAINSCO, Inc., the parent of the Reinsurer, and the Reinsurer have agreed to sell to Montpelier Re U.S. Holdings Ltd. all of the issued and outstanding capital stock of the Company pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of August 13, 2007, by and among GAINSCO, Inc., the Reinsurer and Montpelier Re U.S. Holdings Ltd.;

WHEREAS, pursuant to the terms of the Purchase Agreement, GAINSCO, Inc. and the Reinsurer have agreed to cause the Reinsurer to assume and reinsure all losses and liabilities of the Company (i) under all new and renewal policies, certificates, contracts, binders, agreements and other proposals and evidences of insurance issued by or on behalf of the Company and entered into, issued, renewed or assumed by the Company prior to the Effective Date (collectively, the “Policies”), on a net basis, to wit: the Reinsurer’s assumption of losses and liabilities with respect to the Policies shall be subject to any and all payments made and recoveries and recoverables with respect to the Policies and/or the business reinsured hereunder under any reinsurance or retrocessional treaties and agreements pursuant to which the Company ceded liability on or prior to the Effective Date (the “Inuring Reinsurance”), (ii) resulting from a breach or default by any reinsurer under any Inuring Reinsurance, and (iii) under all reinsurance or retrocessional treaties and agreements pursuant to which the Company is a party and under which it has any liability, net of the Inuring Reinsurance (collectively, the matters described in clauses (i), (ii) and (iii) above are referred to herein as the “Business Reinsured”); and

WHEREAS, the Company and the Reinsurer have agreed to enter into a Reinsurance Trust Agreement in the form of Exhibit A attached hereto (as it may be amended from time to time, the “Reinsurance Trust Agreement”) to secure the payments of amounts at any time and from time to time due and owing by the Reinsurer to the Company under or in connection with this Agreement and to create a trust thereunder that complies with the Oklahoma Insurance Code.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, warranties and covenants set out herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE 1

CLASSES OF BUSINESS REINSURED

1.1 Effective as of the Effective Date of this Agreement, the Company cedes to the Reinsurer, and the Reinsurer accepts, one hundred percent (100%) of the Company’s liability with respect to the Business Reinsured hereunder, net of any and all amounts recoverable by or paid to the Company under the applicable Inuring Reinsurance. The Parties intend that the Company shall bear no business, credit or insurance risk whatsoever with respect to any of the Policies and other liabilities reinsured hereunder or any risk whatsoever of a default or breach by any reinsurer under any Inuring Reinsurance, and the Reinsurer shall hold the Company harmless and indemnify it for these and all other risks with respect to the Business Reinsured hereunder after collection of amounts owed to the Company under the applicable Inuring Reinsurance.

1.2 The Parties expressly covenant and agree that they will cooperate with each other in the handling of all run-off insurance business until all outstanding losses and loss adjustment expenses have been settled and paid. While by law and regulation the Company recognizes its primary obligations to its policyholders, the Reinsurer recognizes that to the greatest extent possible there shall be no cost to or involvement by the Company in servicing any run-off under the Policies.

ARTICLE 2

COMMENCEMENT AND TERMINATION

2.1 This Agreement shall be effective at 11:59 p.m. Central Time on October 31, 2007 (the “Effective Date”). This Agreement shall remain continuously in force until terminated according to the provisions set forth herein or until all of the liabilities and other obligations of the Company under all Policies have been satisfied or the Policies have expired and all other reinsurance treaties and agreements pursuant to which the Company has any liability have expired or been terminated and commuted.

2.2 This Agreement may be terminated as follows:

(a) Immediately by mutual consent of the Company and Reinsurer;

(b) By the Company, upon written notice to the Reinsurer, if the Reinsurer is found to be insolvent by a state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed; or

(c) By the Company, upon ten (10) days’ prior written notice to the Reinsurer, should the Oklahoma Department of Insurance require cancellation or disallow credit for this reinsurance.

2.3 Upon termination of this Agreement, the Reinsurer shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to the Business Reinsured under this Agreement.

2.4 All Policies, books and other property related to the Business Reinsured shall be deemed to be jointly owned by the Company and the Reinsurer; provided, however, that such materials shall be held by the Reinsurer during the term of this Agreement. Within thirty (30) days of the termination hereof pursuant to Section 2.2, the Reinsurer shall provide the Company with copies of records relating to known open claims and access to Policies, books and other property with respect to future reported claims, without compelling the Company to resort to any legal proceedings to secure the aforesaid property.

ARTICLE 3

RIGHTS OF THIRD PARTIES

Nothing herein shall in any manner create any obligations, establish any rights or create any direct right of action against the Reinsurer in favor of any third party or other person not party to this Agreement or create any privity of contract between the policyholders and the Reinsurer.

ARTICLE 4

RETENTION AND LIMIT

The Company shall cede and the Reinsurer shall accept one hundred percent (100%) of the Company’s liability with respect to the Business Reinsured, net of any and all amounts recoverable by or paid to the Company under the applicable Inuring Reinsurance.

ARTICLE 5

TRANSFER OF ASSETS

In consideration of the Reinsurer’s assumption of the reinsurance obligations hereunder, on or before the Effective Date, the Company shall transfer to the Reinsurer the assets listed in the Reinsurance Trust Agreement which shall have a fair market value on the Effective Date equal to the sum of (i) one hundred five percent (105%) of the sum of the Company’s case reserves for losses and loss adjustment expenses and case IBNR reserves for losses and loss adjustment expenses and the actuarially determined IBNR reserves as of June 30, 2007, all of which are calculated net of any and all amounts ceded by the Company under any Inuring Reinsurance, less the lesser of (A) the aggregate amount of losses and loss adjustment expenses paid, or (B) the aggregate amount of case reserves for losses and loss adjustment expenses, plus the aggregate amount of case IBNR reserves for losses and loss adjustment expenses, with respect to claims closed after June 30, 2007 and before the Effective Date, with respect to the liabilities ceded to the Reinsurer hereunder; (ii) for claims made after June 30, 2007 and before the Effective Date in excess of $499,999 in any individual case or in the aggregate, one hundred five percent (105%) of the sum of case reserves for losses and loss adjustment expenses and case IBNR reserves for losses and loss adjustment expenses for such claims, as determined as of the month end for the most recent month for which the financial statements have been completed prior to the Effective Date, all of which are calculated net of amounts ceded by the Company under any Inuring Reinsurance; (iii) the total amount of the formally disputed portions of reinsurance claims by or on behalf of the Company which were outstanding on the Effective Date, under any Inuring Reinsurance; and (iv) for each Inuring Reinsurance agreement pursuant to which the Company ceded liabilities to a third party reinsurer that has an A.M. Best Company rating on the Effective Date that is lower than “A-”, the liability ceded to such reinsurer by the Company as determined as of the month end for the most recent month for which the financial statements have been completed prior to the Effective Date. The Reinsurer shall be required to record and maintain the reserves with respect to the Policies in accordance with the same reserving practices utilized by the Company prior to the Effective Date, and the Company may account for such reserves on its balance sheet as net of the reserves ceded to the Reinsurer. The monthly financial statements referenced in clause (ii) above shall be as of a month end that is no more than thirty (30) days prior to the Effective Date, and the monthly financial statements referenced in clause (iv) above shall be as of a month end that is no more than forty-five (45) days prior to the Effective Date.

ARTICLE 6

ASSIGNMENTS, ASSESSMENTS, FINES, PENALTIES AND EXPENSES

6.1 This Agreement shall apply to risks assigned to the Company under any assigned risk plan if, in the reasonable judgment of the Company, such risks were assigned to the Company because of the business reinsured hereunder.

6.2 With respect to the Business Reinsured hereunder, after consideration of any and all amounts recoverable by or paid to the Company under the applicable Inuring Reinsurance, this Agreement shall apply to and the Reinsurer shall immediately reimburse the Company one hundred percent (100%) for any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (including, without limitation, insurance guaranty and insolvency funds), pools (including catastrophe pools), board and bureau fees, joint underwriting associations, FAIR plans and similar plans, and any assessments made pursuant to the Oklahoma Property and Insurance Guaranty Association Act, or any successor statute thereto. Amounts owed by the Reinsurer under this Article shall be payable directly by the Reinsurer to the Company upon demand by the Company. The Reinsurer shall be entitled to receive from the Company on or prior to March 31st of each year during the term hereof (or such date on which such premium taxes are paid) a sum equal to the premium tax credit, if any, that is allowed to the Company with respect to such assessments. The premium tax credit allowed the Reinsurer hereunder is to be on a pro rata and first-in, first-out basis. The Company shall promptly return to the Reinsurer the amount of any assessment refunded to or credited to the Company pursuant to the Oklahoma Property and Insurance Guaranty Association Act.

6.3 The Reinsurer shall also pay promptly and directly to the Company any fines, penalties and any other charges incurred by the Company in respect of the Business Reinsured hereunder unless such fines, penalties or other charges have been finally determined by a court of competent jurisdiction, after the exhaustion of all appeals, to have been a direct result of the actual fraud or violation of any criminal law by the Company after the Effective Date.

6.4 The Reinsurer is responsible for and shall promptly pay all expenses attributable to the facilities provided and services rendered with respect to the Business Reinsured under this Agreement. These expenses include, without limitation, salaries and all other benefits of all employees of the Reinsurer; transportation, lodging and meals of employees of the Reinsurer; postage and delivery charges; EDP hardware, software and programming expenses; all taxes on premium and policy fees for the Business Reinsured hereunder; adjustment expenses (both allocated and unallocated) arising from claims on the Business Reinsured under this Agreement; expenses associated with the provision of office space, equipment and other facilities necessary for the operations of the Reinsurer; and reasonable legal and auditing expenses incurred at the direction of the Reinsurer or in complying with the provision of the Oklahoma Insurance Code and any regulations applicable to or affecting the Company with respect to the Business Reinsured hereunder.

ARTICLE 7

ACCOUNTS AND REPORTS

In order to facilitate the handling of the Business Reinsured under this Agreement, the Reinsurer agrees to furnish the Company with reports with respect to the Business Reinsured under this Agreement as needed or reasonably requested by the Company to prepare its quarterly and annual statements to regulatory authorities and such other reports as the Company shall reasonably request from time to time. All amounts due to the Company or the Reinsurer hereunder shall be accounted for on a quarterly basis by the Reinsurer and shall be settled on a cash basis consistent with the terms hereof. Upon the termination hereof, a final accounting and cash settlement shall be completed within eighteen (18) months of the effective date of termination, or at such date at which all claims and liabilities reinsured hereunder have been extinguished.

ARTICLE 8

LOSS AND LOSS ADJUSTMENT EXPENSE

8.1 After consideration of any and all amounts recoverable by or paid to the Company under the applicable Inuring Reinsurance, the Reinsurer shall assume one hundred percent (100%) of the risks covered by this Agreement and shall be liable for and pay directly to the insureds on behalf of the Company one hundred percent (100%) of all claims, losses, judgments, interest on judgments, settlements whether under strict policy conditions or because of compromise, and expenses incurred by the Company (including, without limitation, costs, expenses and fees, including attorneys’ fees and expenses, resulting from a declaratory judgment or injunctive action brought by an insured or other person). The Reinsurer shall be credited with one hundred percent (100%) of any amount received by the Company as salvage or recovery.

8.2 The Company hereby authorizes and empowers the Reinsurer to accept notice of and investigate any claim arising with respect to the Business Reinsured, to pay, adjust, settle, resist or compromise any such claim. All such loss settlements, whether under strict policy conditions or by way of compromise, shall be unconditionally binding upon the Company. However, should the Company be ordered or instructed by the Oklahoma Department of Insurance or any other regulatory agency of competent jurisdiction to take any action or refrain from taking any action with regard to any claim, and prompt notice of such order or instruction is provided by the Company to the Reinsurer, the Reinsurer shall be bound by and shall follow the order or instructions of such regulatory agency as though the Reinsurer were subject to such order or instruction. The Reinsurer will exercise the authority granted hereunder in good faith and toward the end of paying any and all valid claims with respect to the Business Reinsured.

8.3 The Company will promptly notify the Reinsurer of any claim, suit or action brought against the Company under any of the Policies or any reinsurance or retrocessional treaty or agreement pursuant to which the Company may have any liability when actually notified of a claim, suit or action against the Company, and will promptly furnish to the Reinsurer all summons, citations, complaints, petitions, counterclaims and other pleadings and legal instruments served upon the Company in connection therewith. The Company hereby further authorizes and empowers the Reinsurer to dispose of any salvage received as the result of any loss settlement with respect to the Business Reinsured, and to enforce any right of the Company against any person or organization for damages or equitable relief for any loss with respect to the Business Reinsured, employing legal counsel where necessary, and all sums received as a result thereof will be treated as current loss recoveries by the Company and the Reinsurer. The Company further agrees to furnish the Reinsurer, upon request, any and all legal instruments necessary to implement the foregoing authorizations. Upon request, the Reinsurer shall furnish to the Company any and all documents and correspondence relating to the subject matter hereof.

8.4 All records pertaining to claims with respect to the Business Reinsured shall be deemed to be jointly owned records of the Company and the Reinsurer, and shall be made available to the Company or the Reinsurer and their respective representatives and any duly appointed examiner for any state within the United States. The Company and the Reinsurer agree that they will not destroy any such records in their possession without the prior written approval of the other, except that the Company and the Reinsurer shall not be required to retain files longer than required by the guidelines set by the applicable regulatory authorities.

8.5 The Reinsurer shall establish a separate claim register or other method of registering claims arising under the Business Reinsured so that all claims may be segregated and identified separate and apart from other records of the Reinsurer, with such claims register to identify each claim on an individual case basis both as to the identity of the insured(s) and the claimant(s) and the reserve for loss and loss adjustment expenses. Such claim register shall be kept in a form whereby the Company can, at any time, determine the status of any claim arising under the Business Reinsured hereunder. Such records shall reflect the amount of reserves established for the individual claim and the date when each such reserve was established, and if closed, whether such claim was closed with or without payment, and if with payment, the amount paid thereon and any reinsurance recoveries with respect to such claim.

8.6 After consideration of any and all amounts recoverable by or paid to the Company under the applicable Inuring Reinsurance, the Reinsurer shall be liable for one hundred percent (100%) of the loss adjustment expenses incurred by the Company in connection with claims and settlements under the Business Reinsured, including, without limitation, all attorney’s fees, other litigation expenses and interest on judgments and all other expenses (including, without limitation, attorney’s fees and costs incurred in a declaratory judgment or injunctive action with an insured or other person), but not including office expenses or salaries of the Company’s regular employees. The Reinsurer shall be credited with one hundred percent (100%) of any recoveries of such loss adjustment expense.

ARTICLE 9

LOSS IN EXCESS OF POLICY LIMITS/ECO

9.1 In the event that the Company pays or is held liable to pay an amount of loss in excess of its Policy limit, but otherwise within the terms of its Policy (hereinafter called “loss in excess of policy limits”) or any punitive, exemplary, compensatory or consequential damages other than loss in excess of policy limits (hereinafter called “extra contractual obligations”) in relation to handling a claim reinsured hereunder or anything else related to the Business Reinsured hereunder, one hundred percent (100%) of the loss in excess of policy limits and/or one hundred percent (100%) of the extra contractual obligations shall be added to the Company’s loss, if any, under the Policy involved, and the sum thereof shall be reinsured one hundred percent (100%) under this Agreement, net of any and all amounts recoverable by or paid to the Company under the applicable Inuring Reinsurance.

9.2 An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy involved.

9.3 Notwithstanding any provision herein, this Agreement shall not apply to any loss incurred by the Company which has been finally determined by a court of competent jurisdiction, after the exhaustion of any appeals, to have been the result of (i) any actual fraud or the violation of any criminal law by the Company after the Effective Date, or (ii) any officer or director of the Company acting unlawfully in collusion with any individual, corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

ARTICLE 10

ERRORS AND OMISSIONS

The Company shall not be prejudiced, in any way, by any omission through clerical error, accident or oversight to cede to the Reinsurer any Policy, loss or liability of any kind rightly falling under the terms of this Agreement, or by erroneous cancellation, either partial or total, of any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission, but any such error or omission shall be corrected immediately upon discovery.

ARTICLE 11

ACCESS TO RECORDS

The Reinsurer and its duly appointed representatives shall have access at any and all reasonable times to such books and records of the Company as shall reflect premium and loss transactions of the Company and the Business Reinsured hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter hereof. Likewise, the Company and its duly appointed representatives shall have access at any and all reasonable times to such books and records of the Reinsurer as shall reflect premium and loss transactions of the Company and the Business Reinsured hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter hereof.

ARTICLE 12

INSOLVENCY

12.1 In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claims.

12.2 It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company (indicating the Policy reinsured), which claim would involve a possible liability on the part of the Reinsurer, within thirty (30) days after such claim is filed in the insolvency, conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claims and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

12.3 Where two or more reinsurers are involved in the same claim and a majority in interest thereof elect to interpose any defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

12.4 It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except (i) as provided by applicable law, (ii) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and (iii) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligation of the Company to such payees.

ARTICLE 13

HOLD HARMLESS PROVISIONS

13.1 Notwithstanding any provision contained herein, as respects all matters related to this Agreement, in addition to those specific provisions insulating the Company from specific risks hereunder, the Reinsurer hereby covenants and agrees to reimburse and hold the Company harmless from and against every claim, demand, liability, loss, damage, cost, charge, attorneys’ fees, expense, suit, order, judgment and adjudication of whatever kind or character regarding (i) the Reinsurer’s obligations under this Agreement and (ii) after consideration of any and all amounts recoverable by or paid to the Company under the applicable Inuring Reinsurance, the Business Reinsured hereunder (including, without limitation, underwriting losses, credit losses, run-off expenses and all legal fees and expenses incurred by the Company in asserting its rights under this Agreement or the Reinsurance Trust Agreement) whether or not such claim, demand, loss, damage, cost, charge, attorneys’ fees, expense, suit, order, judgment or liability is within the terms of Policies reinsured hereunder.

13.2 The Reinsurer may not offset any balances on account of losses, loss adjustment expenses or any other amounts due to the Reinsurer from the Company, other than amounts owed pursuant to the terms of this Agreement.

13.3 The Reinsurer shall administer the Business Reinsured and the Reinsurer shall be responsible for one hundred percent (100%) of the cost of said administration pursuant to the terms of the Administrative Agreement executed simultaneously herewith. If return premiums or other funds need to be returned to premium finance companies, policyholders or sub-agents, the Reinsurer shall pay these amounts if the successor or administrator does not.

13.4 The Reinsurer shall not sue, or seek arbitration, against the Company for any acts of any agent of the Company for any monies which such agent owes unless the Company has actually received those monies after the Effective Date and has wrongfully not remitted them to the Reinsurer; and the Reinsurer shall indemnify the Company for any damages, liabilities and expenses incurred by reason of any agent’s acts or failure to act that is not otherwise recoverable under the Inuring Reinsurance. The Reinsurer shall not seek to recover from, or offset against, the Company any sums, whether premiums or other monies, which any agent of the Company was unable or unwilling to remit to the Company or the Reinsurer.

ARTICLE 14

REINSURANCE TRUST AGREEMENT

The Reinsurer shall immediately secure its obligations under this Agreement pursuant to a trust account established under the Reinsurance Trust Agreement, with a qualified United States financial institution, to be executed by the Reinsurer and the Company. The assets deposited in the trust account shall be valued according to their current fair market values and shall consist only of cash (United States legal tender) and other types of assets identified in the Reinsurance Trust Agreement; provided, however, none of the assets deposited into the trust account shall consist of investments issued by the parent, subsidiary or affiliate of the Reinsurer. Notwithstanding any provision in this Agreement, the assets held in the trust account shall only be withdrawn, utilized and applied in accordance with the terms and conditions of the Reinsurance Trust Agreement.

ARTICLE 15

REGULATORY MATTERS

15.1 In confirmation of the liabilities assumed by the Reinsurer under this Agreement, the Reinsurer hereby assumes one hundred percent (100%) of all liability and responsibility for any premiums that are in the course of collection.

15.2 The Reinsurer agrees, at no cost to the Company, to take those actions (including, without limitation, modifications in how funds are handled and how accounts are cleared and settled) and enter into those arrangements necessary to ensure that the Company suffers no adverse impact because of this reinsurance program, including any impact for unapproved and unsecured reinsurance balances, and is in compliance with the laws of the State of Oklahoma or any other state where the Company is admitted to do an insurance or reinsurance business and the regulations promulgated by any governmental entity thereof, including the Oklahoma Department of Insurance, in so far as this reinsurance program is concerned.

15.3 If at any time during the term of this Agreement, the Reinsurer is not licensed or accredited to transact the business of insurance or reinsurance in the State of Oklahoma, the Reinsurer agrees that it shall submit to a court of competent jurisdiction within the United States, shall agree to comply with all requirements necessary to give such court jurisdiction, shall designate an agent upon whom service of process may be effected, and shall agree to abide by the final decision of such court or an appellate court to which such court’s decision is appealed.

ARTICLE 16

ARBITRATION

16.1 As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising between the Company and the Reinsurer with respect to this Agreement or under the Reinsurance Trust Agreement, or with respect to the Parties’ obligations hereunder or thereunder, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration.

16.2 One arbiter (an “Arbiter”) shall be chosen by the Company and one Arbiter shall be chosen by the Reinsurer and an umpire (an “Umpire”) shall be chosen by the Arbiters, all of whom shall be active or retired disinterested executive officers of property and casualty insurance or reinsurance companies.

16.3 In the event that a party fails to choose an Arbiter within thirty (30) days following a written request by either party to the other to name an Arbiter, the party who has chosen its Arbiter may choose the unchosen Arbiter. Thereafter, the Arbiters shall choose an Umpire before entering upon arbitration. If the Arbiters fail to agree upon the selection for the Umpire within thirty (30) days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

16.4 Each party shall present its case to the Arbiters and Umpire within a reasonable amount of time after selection of the Umpire, unless the period is extended by the Arbiters and the Umpire in writing or at a hearing in Chicago, Illinois. The Arbiters and Umpire shall consider this Agreement as an honorable engagement, as well as a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law regarding the entering of evidence. The decision in writing by a majority of the Arbiters and Umpire when filed with the parties shall be final and binding on the parties. Judgment upon the final decision of the Arbiters and Umpire may be entered in any court of competent jurisdiction.

16.5 The costs of the arbitration, including the fees of the Arbiters and the Umpire, shall be borne equally unless the Arbiters and Umpire shall decide otherwise.

ARTICLE 17

SAVINGS CLAUSE

If any law or regulation of any federal, state or local government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this Agreement, or any portion hereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend or abrogate this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulation or ruling. Such illegality shall in no way affect any other portion hereof, provided however, that the Company may terminate or suspend this Agreement insofar as it relates to the business to which such law, regulation or ruling may apply.

ARTICLE 18

MISCELLANEOUS

18.1 This Agreement shall be subject to and construed under the laws of the State of Delaware. It is agreed that the venue of any controversy arising out of this Agreement, or any breach thereof, shall be in the Chicago, Illinois.

18.2 All notices required to be given hereunder shall be deemed to have been duly given by personally delivering such notice in writing or by mailing it, certified mail, return receipt requested, with postage prepaid. Any Party may change the address to which notices and other communications hereunder are to be sent to such Party by giving the other Party written notice thereof in accordance with this provision.

18.3 The address of the Company, for the purpose of providing notice under this Agreement, is One Constitution Plaza, Fifth Floor, Hartford, Connecticut 06103. The address of the Reinsurer for the purpose of providing notice under this Agreement is 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219-5134.

18.4 This Agreement shall be binding upon the Parties hereto, together with their respective successors and permitted assigns. The Reinsurer may not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

18.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.6 This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

18.7 This Agreement is the entire agreement between the Parties and supersedes any and all previous agreements, written or oral, and amendments thereto with respect to the Business Reinsured, and there are no understandings between the Parties with respect to the subject matter hereof other than as expressed in this Agreement.

18.8 A waiver by the Company or the Reinsurer of any breach or default by the other Party under this Agreement shall not constitute a continuing waiver or a waiver by the Company or the Reinsurer of any subsequent act in breach or of default hereunder.

18.9 Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

18.10 The Parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or an arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

18.11 Any offset taken with respect to amounts due to either the Reinsurer or the Company hereunder shall be strictly limited to amounts due to or from such Parties pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this 100% Quota Share Reinsurance Agreement to be effective as of the Effective Date as provided herein.

MGA INSURANCE COMPANY, INC.

By:	/s/ Glenn W. Anderson
Name:	Glenn W. Anderson
Title:	President and Chief Executive Officer

GENERAL AGENTS INSURANCE COMPANY OF AMERICA, INC.

By:	/s/ Daniel J. Coots
Name:	Daniel J. Coots
Title:	Senior Vice President